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                                                                   EXHIBIT 10.23

                               BAY NETWORKS, INC.
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        This Agreement is amended and restated as of September 12, 1997, and supersedes any other oral or written agreements or understandings between Bay Networks, Inc. (the "Company"), and David Shrigley ("Executive") regarding the subject matter of this Agreement.

1.      Duties and Scope of Employment.

        (a) Position; Employment Commencement Date. The Company shall employ the Executive as the Executive Vice President responsible for world-wide sales, service and marketing, reporting to the Chief Executive Officer of the Company. Executive's employment with the Company pursuant to this Agreement shall commence on November 6, 1996 (the "Effective Date").

        (b) Obligations. Executive shall devote his full business efforts and time to the Company. Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization without the approval of the Board, so long as such activities do not interfere with his duties and obligations under this Agreement; provided, further, that for a reasonable period of time following the Effective Date, on the order of six months, Executive may devote a reasonable amount of time to assisting his prior employer.

2. Employee and Fringe Benefits. During his employment hereunder, Executive shall be eligible to participate in the employee benefit and fringe benefit plans and programs maintained by the Company for its senior executives at a level comparable to that of other senior executives of the Company.

3.      Compensation and Stock Options.

        (a) Base Salary. While employed by the Company pursuant to this Agreement, the Company shall pay the Executive as compensation for his services a base salary at the minimum annualized rate of $250,000 (the "Base Salary"). Such salary shall be paid periodically In accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's salary shall be reviewed annually for possible raises in light of Executive's performance of his duties, as determined by the Board.

        (b) Bonus.

                (i) Fiscal Year Bonuses. Executive shall receive a bonus on account of the Company's 1997 fiscal year equal to three hundred thousand dollars ($300,000), pro-rated for the number of days Executive is employed by the Company in the 1997 fiscal year, payable in a lump sum (subject to applicable withholding) promptly upon the close of the fiscal year. In subsequent fiscal years of the Company, Executive's bonus target amount, of at least $300,000, shall be reviewed annually for possible increases in light of Executive's performance of his duties, as determined by the Board.

                (ii) Replacement Bonus. In the event that Executive does not receive the Intel 1996 Executive Bonus, the Company shall pay to Executive a replacement bonus of $250,000, subject to applicable withholding.

                (iii)   Special Bonus.

                (A) First Anniversary Bonus. If Executive remains employed by the Company as of the first anniversary of the Effective Date (the "First Anniversary"), then within ten (10) days following the First Anniversary, the Company shall pay to Executive a cash bonus (subject to applicable withholding) equal to one million dollars ($1,000,000) minus three hundred thousand times* the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the First Anniversary (the "First Anniversary Bonus") see subsection (L) below for an explanation of the asterisk (*).

                EXAMPLE: Executive is employed by the Company on the First Anniversary. On the First Anniversary, which is a trading day, the closing sales price of the Company common stock on





                                       Amended and Restated Employment Agreement
                                                              September 12, 1997

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                the New York Stock Exchange is $22.375 (or $20.375* plus $2.00).
                The First Anniversary Bonus is $1,000,000 minus [300,000* x $2] and thus equals $400,000, less applicable withholding.

                (B) Second Anniversary Bonus. If Executive remains employed by the Company as of the second anniversary of the Effective Date (the "Second Anniversary") then within ten (10) days following the Second Anniversary, the Company shall pay to Executive a cash bonus (subject to applicable withholding) equal to two million three hundred thousand dollars ($2,300,000) minus (i) four hundred thousand times the dollar amount obtained by subtracting $20.375 from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary, and (ii) the gross amount, if any, of the First Anniversary Bonus (the "Second Anniversary Bonus").

                EXAMPLE: Executive is employed by the Company on the Second Anniversary. On the Second Anniversary, which is a trading day, the closing sales price of the Company common stock on the New York Stock Exchange is $24.375 ($20.375 plus $4.00). The First Anniversary Bonus was $400,000. The Second Anniversary Bonus is $2,300,000 minus [400,000 x $4] minus $400,000, and thus equals
                $300,000, less applicable withholding.

                (C) Modification of Special Bonus if Death or Disability Benefits Are Triggered On or Prior to First Anniversary. If Executive's benefits under Section 9 hereof are triggered on or prior to the First Anniversary, then (i) the First Anniversary Bonus shall be equal to one million dollars ($1,000,000) minus six hundred thousand (600,000) times the dollar amount obtained by subtracting $20.375 from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the First Anniversary (subject to applicable withholding), and (ii) the Second Anniversary Bonus shall be equal to two million three hundred thousand dollars ($2,300,000) minus (x) six hundred thousand (600,000) times the dollar amount obtained by subtracting $20.375 from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary, and (y) the gross amount, if any, of the First Anniversary Bonus (less applicable withholding).

                EXAMPLE: Executive's benefits under Section 9 of this Agreement are triggered prior to the First Anniversary. On the First Anniversary, which is a trading day, the closing sales price of the Company common stock on the New York Stock Exchange is $22.375 ($20.375 plus $2.00). The First Anniversary Bonus is equal to $1,000,000 minus [600,000 x $2] and thus no payment is made. On the Second Anniversary, which is a trading day, the closing sales price of the Company common stock on the New York Stock Exchange is $23.375 ($20.375 plus $3.00). The Second Anniversary Bonus is equal to $2,300,000 minus [600,000 x $3] and thus equals $500,000 (less applicable withholding).

                (D) Modification of Second Anniversary Bonus if Death or Disability Benefits Are Triggered After First Anniversary and On or Prior to Second Anniversary. If Executive's benefits under
                Section 9 hereof are triggered after the First Anniversary and on or prior to the Second Anniversary, then, notwithstanding any other provisions of this subsection 3(b)(iii), the Second Anniversary Bonus shall be equal to two million three hundred thousand dollars ($2,300,000) minus (i) six hundred thousand (600,000)' times the dollar amount obtained by subtracting $20.375' from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary, and (ii) the gross amount, if any, of the First Anniversary Bonus (less applicable withholding).

                (E) Modification of Special Bonus if Section 6 and 7 Benefits Were Both Triggered On or Prior to First Anniversary. If Executive's benefits under Sections 6 and 7 hereof are both triggered on or prior to the First Anniversary, then (i) the First Anniversary Bonus shall be equal to one million dollars ($1,000,000) minus the product obtained by multiplying three hundred thousand (300,000)* plus the product obtained by multiplying eight thousand three hundred and thirty-three (8,333) times the number equal to (x) twelve (12) plus (y) the number of full months following the Effective Date that elapsed prior to the triggering of benefits under Section 6, by the dollar amount obtained by subtracting $20.375' from the closing sales price

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                                                              September 12, 1997

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                of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the First Anniversary (less applicable withholding), and (ii) the Second Anniversary Bonus shall be equal to two million three hundred thousand dollars ($2,300,000) minus (x) the product obtained by multiplying three hundred thousand (300,000)* plus the product obtained by multiplying eight thousand three hundred and thirty-three (8,333)* times the number equal to (A) twelve (12) plus (B) the number of full months following the Effective Date that elapsed prior to the triggering of benefits under Section 6, by the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary and (y) the gross amount, if any, of the First Anniversary Bonus (less applicable withholding).

                (F) Modification of Special Bonus if Section 7 Benefits Are Triggered On or Prior to First Anniversary and Section 6 Benefits Are Triggered Following the First Anniversary and On or Prior to the Second Anniversary. If Executive's Section 7 benefits are triggered on or prior to First Anniversary and Executive's Section 6 benefits are triggered following the First Anniversary and on or prior to the Second Anniversary, then (i) the First Anniversary Bonus shall be equal to one million dollars ($1,000,000) minus the product obtained by multiplying four hundred thousand (400,000)* by the dollar amount obtained by subtracting $20.375 from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the First Anniversary (less applicable withholding), and (ii) the Second Anniversary Bonus shall be equal to two million three hundred thousand dollars ($2,300,000) minus (A) the product obtained by multiplying four hundred thousand (400,000)* plus the product obtained by multiplying eight thousand three hundred and thirty-three (8,333)* times the number of full months following the Effective Date that elapsed prior to the triggering of benefits under
                Section 6, by the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary, and (B) the gross amount, if any, of the First Anniversary Bonus (less applicable withholding).

                (G) Modification of Second Anniversary Bonus if Section 6 and 7 Benefits Are Both Triggered Following the First Anniversary and On or Prior to the Second Anniversary. If Executive's benefits under Sections 6 and 7 hereof are both triggered following the First Anniversary and on or prior to the Second Anniversary, then the Second Anniversary Bonus shall be equal to two million three hundred thousand dollars ($2,300,000) minus (x) the product obtained by multiplying four hundred thousand (400,000)* plus the product obtained by multiplying eight thousand three hundred and thirty-three (8,333)* times the number of full months following the Effective Date that elapsed prior to the triggering of benefits under Section 6, by the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary, and
                (y) the gross amount, if any, of the First Anniversary Bonus (less applicable withholding).

                (H) Modification of Special Bonus if Section 7 Benefits Are Triggered on or Prior to First Anniversary and the Section 6 Benefit Is Not Triggered On or Prior to the Second Anniversary. If Executive's benefits under Section 7 hereof are triggered on or prior to the First Anniversary and the Section 6 benefit is not triggered on or Prior to the Second Anniversary, then (i) the First Anniversary Bonus shall be equal to one million dollars ($1,000,000) minus the product obtained by multiplying four hundred thousand (400,000)* by the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the First Anniversary (less applicable withholding), and (ii) the Second Anniversary Bonus shall be equal to two million three hundred thousand dollars ($2,300,000) minus (x) the product obtained by multiplying five hundred thousand (500,000)* by the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary and (y) the gross amount, if any, of the First Anniversary Bonus (less applicable withholding).

                                       Amended and Restated Employment Agreement
                                                              September 12, 1997

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                (I) Modification of Special Bonus if Section 6 Benefits Are
                Triggered On or Prior to First Anniversary and Section 7 Benefit Is Not Triggered Prior Thereto. If Executive's benefits under
                Section 6 hereof are triggered on or prior to the First Anniversary and the Section 7 benefit is not triggered on or prior thereto, then (i) the First Anniversary Bonus shall be equal to one million dollars ($1,000,000) minus the product obtained by multiplying three hundred thousand (300,000)* plus the product obtained by multiplying eight thousand three hundred and thirty-three (8,333)* times the number of full months following the Effective Date that elapsed prior to the triggering of benefits under Section 6, by the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the First Anniversary (less applicable withholding), and (ii) the Second Anniversary Bonus shall be equal to two million three hundred thousand dollars ($2,300,000) minus (x) the product obtained by multiplying three hundred thousand (300,000)* plus the product obtained by multiplying eight thousand three hundred and thirty-three (8,333)* times the number of full months following the Effective Date that elapsed prior to the triggering of benefits under
                Section 6, by the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary, and (y) the gross amount, if any, of the First Anniversary Bonus (less applicable withholding).

                (J) Modification of Second Anniversary Bonus if Neither Section 6 nor Section 7 Benefits Are Triggered On or Prior to the First Anniversary and Section 6. But Not Section 7 Benefits Are Triggered Following the First Anniversary and On or Prior to the Second Anniversary. If neither of Executive's benefits under
                Section 6 nor Section 7 are triggered on or prior to the First Anniversary and (i) Executive's benefits under Section 6 hereof are triggered, and (ii) Executive's benefits under Section 7 hereof are not triggered, following the First Anniversary and on or prior to the Second Anniversary, then the Second Anniversary Bonus shall be equal to two million three hundred thousand dollars ($2,300,000) minus (x) the product obtained by multiplying three hundred thousand (300,000)* plus the product obtained by multiplying eight thousand three hundred and thirty-three (8,333)* times the number of full months following the Effective Date that elapsed prior to the triggering of benefits under Section 6 by the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary and (y) the gross amount, if any, of the First Anniversary Bonus (less applicable withholding).

                (K) Modification of Second Anniversary Bonus if Neither Section 6 nor Section 7 Benefits Are Triggered On or Prior to the First Anniversary and Section 7 But Not Section 6 Benefits Are Triggered Following the First Anniversary and On or Prior to the Second Anniversary. If neither of Executive's benefits under
                Section 6 nor Section 7 are triggered on or prior to the First Anniversary and (i) Executive's benefits under Section 7 hereof are triggered, and (ii) Executive's benefits under Section 6 hereof are not triggered, following the First Anniversary and on or Prior to the Second Anniversary, then the Second Anniversary Bonus shall be equal to two million three hundred thousand dollars ($2,300,000) minus (x) the product obtained by multiplying five hundred thousand (500,000)* by the dollar amount obtained by subtracting $20.375* from the closing sales price of Company common stock as listed on the New York Stock Exchange on the last trading day on or before the Second Anniversary and (y) the gross amount, if any, of the First Anniversary Bonus (less applicable withholding).

                (L) Special Bonus Clarifications. Executive shall not be entitled to more than one First Anniversary Bonus and one Second Anniversary Bonus hereunder. Once paid, neither the First Anniversary Bonus nor the Second Anniversary Bonus shall be subject to any reduction or diminishment. Except if benefits have been triggered under Sections 6, 7 or 9 hereof, Executive must be employed by the Company on the First Anniversary Date to receive the First Anniversary Bonus and on the Second Anniversary Date to receive the Second Anniversary Bonus. Numbers marked with an asterisk throughout the preceding sections shall be adjusted in proportion to future stock dividends which may be issued or splits in Company stock.

                                       Amended and Restated Employment Agreement
                                                              September 12, 1997



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        (c) Stock Options. Executive shall be granted a stock option, which shall be, to the extent possible under the $100,000 rule of Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code") an "incentive stock option" (as defined in Section 422 of the Code) to purchase a total of six hundred thousand (600,000) shares of Company common stock, with a per share exercise price equal to $20.375. This option shall be for a term of eight years and shall vest as to 300,000 shares one year from the Effective Date and as to one thirty-sixth of the shares originally subject to the option each month thereafter (so as to be 100% vested four years after the Effective Date), conditioned upon Executive's continued employment with the Company as of each vesting date. The option shall be exercisable at any time, including by means of Executive entering into a fully recourse promissory note covering the aggregate exercise price, subject to Executive entering into a restricted stock purchase agreement with the Company with respect to any unvested shares. The shares covered by the stock option shall be registered on Form S-8 by the Company prior to the date of any vesting.

        (d) Loan. Promptly following the Effective Date, the Company will loan Executive an amount sufficient to retire Executive's outstanding loan with his prior employer with a principal amount of $500,000, on the same terms and conditions as set forth in the promissory note between Executive and his prior employer relating to such loan, attached hereto as Exhibit A.

4. Expenses. The Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies.

5. Life Insurance. The Company will obtain and pay premiums for, during the term of Executive's employment hereunder, term life insurance for Executive in the amount of $1,000,000 payable to the beneficiary designated by Executive. Executive shall be fully "grossed-up" by the Company for this benefit so that the economic effect to Executive is the same as if this benefit was provided to Executive on a non-taxable basis.

6. Severance Benefits. If Executive's employment with the Company terminates involuntarily or if Executive terminates his employment with the Company voluntarily for "Good Reason" (as defined herein), then (i) Executive shall be entitled to receive a lump-sum severance payment from the Company, within 30 days of such termination, equal to twelve months' of Executive's Base Salary as in effect as of the date of such termination, plus 100~o of Executive's target bonus for the year in which the termination occurs, plus a pro-rated target bonus equal to the bonus target amount for the year in which the termination occurs multiplied by a fraction, the numerator of which is the number of days from the Effective Date until the date of termination and the denominator of which is three hundred and sixty-five (all less applicable withholding), (ii) Executive's outstanding stock options and any stock subject to restricted stock purchase agreements shall have their vesting accelerated as to one year's additional vesting as of the date of termination, (iii) Executive shall receive (but only if and to the extent that he has not already received such) the First Anniversary Bonus and the Second Anniversary Bonus, (iv) to the extent permitted by law, Executive's accounts under any Company deferred compensation plans or arrangements shall have their vesting accelerated as to one year's additional vesting as of the date of termination, including as to any amounts contributed by the Company, and (v) the Company shall provide to Executive one hundred percent (100~) Company-paid health, dental, vision and life insurance coverage at the same level of coverage as was provided to Executive immediately prior to the date of termination (the "Company-Paid Coverage"). If such coverage included the Executive's dependents immediately prior to the date of termination, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (x) one year from the date of termination, or (y) the date that the Executive and his dependents become covered under another employer's group health, dental, vision and life insurance plans that provide Executive and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Executive and his dependents shall be the date upon which the Company-Paid Coverage terminates.

        For this purpose, "Good Reason" is defined as (i) the significant reduction of the Executive's title, duties, authority, responsibilities, relative to the Executive's title, duties, authority or responsibilities as in effect immediately prior to such reduction, or a reduction in the office to whom Executive reports

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                                                              September 12, 1997



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        (i.e., the Chief Executive Officer); (ii) a reduction by the Company in the Base Salary or bonus target amount of the Executive as in effect immediately prior to such reduction; (iii) the relocation of the Executive to a facility or a location more than thirty (30) miles from the Executive's then present location, without the Executive's express written consent; (iv) any material breach of this Agreement by the Company; or (v) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the Executive.

7.      Change of Control.  In the event of a change of control of the Company
        (i) Executive's outstanding stock options and any stock subject to restricted stock purchase agreements shall have their vesting accelerated as to one year's additional vesting, and (ii) if a change of control of the Company occurs within one year after the Effective Date, the Company shall pay Executive an amount equal to twelve months' of Executive's Base Salary as in effect as of the date immediately prior to such change of control, plus 100~o of Executive's target bonus for the year in which the change of control occurs, plus a pro-rated target bonus equal to the bonus target amount for the year in which the change of control occurs multiplied by a fraction, the numerator of which is the number of days from the Effective Date until the date of the change of control and the denominator of which is three hundred and sixty-five (all less applicable withholding). For this purpose, "change of control of the Company" is defined as:

        (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50~o or more of the total voting power represented by the Company's then outstanding voting securities; or

        (b) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; provided, however, that such provision shall not be effective until November 5, 1997 (and the determination of who is an Incumbent Director shall be made as of such date) if Proposition 211 is approved by the voters of California on November 5, 1996. "Incumbent Directors" shall mean directors who either
        (A) are directors of the Company as of the date hereof (or, if Proposition 211 is approved, as of November 5, 1997), or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

        (c) The consummation of a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

        (d) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

8. Golden Parachute Excise Tax Gross-Up. In the event that the benefits provided for in this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then the Executive shall receive (i) a payment from the Company sufficient to pay such excise tax, and (ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income taxes arising from the payments made by the Company to Executive pursuant to this sentence. Unless the Company and the Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid under this Section 8 shall be made in writing by the Accountants. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Executive shall furnish to the Accountants such information and

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                                                              September 12, 1997



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        documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

 9. Death and Disability. If (i) Executive dies or becomes partially or permanently disabled while employed by the Company, and (ii) the Company appoints a new Executive Vice President responsible for world-wide sales, service and marketing or takes any action that would constitute Good Reason under Section 6 hereof, then Executive's outstanding stock options and any stock subject to restricted stock purchase agreements shall have their vesting accelerated in full so as to become 100% vested and Executive shall be entitled to the Special Bonus as set forth in
        Section 3(b)(iii) hereof

10. Indemnification: Insurance. Upon the commencement of his employment with the Company, Executive shall be offered an indemnification agreement comparable in form and substance to indemnification agreements entered into by and between the Company and its executive officers and members of the Board. During the period of Executive's employment with the Company, the Company agrees to maintain director and officer liability insurance in scope and amounts reasonably satisfactory to Executive, to the extent available. Following the termination of Executive's employment or directorship for any reason, the Company agrees to honor the indemnification agreement previously entered into with Executive.

11. Vacation. During the term hereof, Executive shall be entitled to paid vacation of a minimum of four weeks per year.

12. Enforcement. In the event of any action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to such party's reasonable costs and expenses of enforcement including, without limitation, reasonable attorneys' fees.

13. Assignment. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

14. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, or sent by Federal Express or a similar private delivery company, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:


                                       Amended and Restated Employment Agreement
                                                              September 12, 1997

If to the Company:                  Bay Networks, Inc.
                                    4401 Great America Parkway
                                    Santa Clara  CA 95052

If to Executive:                    David Shrigley
                                    HOME ADDRESS REDACTED

        15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

        16. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

        17. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

        18. Governing Law. This Agreement shall be governed by the laws of the State of California.

        19. Effective Date. This Agreement is effective immediately after it has been signed.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below.

        BAY NETWORKS, INC.

By: /s/ DAVID L. HOUSE
    ----------------------------------
    David L. House
    Chairman of the Board, President
    and Chief Executive Officer

Date:   9/11/97
     --------------


     DAVID SHRIGLEY

     /s/ DAVID A. SHRIGLEY
     ---------------------------------
     Signature

Date:   9/11/97
     ----------------

                                       Amended and Restated Employment Agreement
                                                              September 12, 1997

                                    EXHIBIT A

                                 PROMISSORY NOTE

                    THIS NOTE CONTAINS AN ACCELERATION CLAUSE

                                                        Date: November 26, 1996


Principal amount:   $542,166.67

Lender:             Bay Networks, Inc.

Borrower:           David A. Shrigley and Anita R. Shrigley

Residence address:  REDACTED

City of Los Gatos, County of Santa Clara, State of California

FOR VALUE RECEIVED, the undersigned, David A. Shrigley and Anita R. Shrigley (collectively, "Borrower"), hereby promise to pay to Bay Networks, Inc., a Delaware corporation having its principal office at 4401 Great America Parkway, Santa Clara, CA 95052 - 8185 ("Lender), the sum of Five-hundred-forty-two-thousand-one-hundred-sixty-six and 67/100 dollars ($542,166.67) plus interest on the unpaid balance at the rates and under the terms as set forth below.

1.        Definitions

          a. "Applicable Federal Rate" shall mean the monthly short-term applicable Federal Rate (as defined in the Code) as of the date of the occurrence of the event which on the terms and conditions of this Note causes interest to accrue at the Applicable Federal Rate.

          b. "Borrower" shall mean David A. Shrigley and Anita R. Shrigley, who are married residents of California.

          c. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          d. "Due Date" shall mean the earliest to occur of any of the following:

              i.   June 9, 2000;

              ii. the sale, conveyance, alienation, or other transfer by Borrower of all or any portion of its interest in the Principal Residence, whether

PROMISSORY NOTE                                                          Page 2
David A. Shrigley and Anita R. Shrigley                       November 26, 1996

                              voluntary or involuntary, by act of law or otherwise (except to a living trust of which Borrower is the trustee);

                    iii. the refinancing of any loan secured by a Deed of Trust or Mortgage on the Principal Residence;

                    iv. upon the Termination of Employment of Employee by Lender;

                    v. any other change that removes Borrower as a holder of record of title to the Principal Residence;

                    vi. Employee ceases to occupy the Principal Residence as Employee's principal residence for any reason;

                    vii. such earlier date as may be required by Lender upon acceleration of the Due Date in accordance with Section 5 of this Note.

          e. "Employee" shall mean David A. Shrigley who is an employee of Lender.

          f. "Lender" shall mean Bay Networks, Inc., a Delaware corporation.

          g. "Principal Residence" shall mean the personal residence used by Employee as a principal residence within the meaning of
                    Section 217 of the Code and the Regulations thereunder, which Principal Residence is located at HOME ADDRESS REDACTED and more fully described in the Deed of Trust attached hereto as EXHIBIT A.

          h. "Termination of Employment" shall mean the termination of Employee's employment relationship with Lender for any reason or no reason, with or without cause, including the death, disability or retirement of Employee.

2.        Interest and Payments

          a. Except as provided in Section 6, this Note shall bear simple interest at the rate of six percent (6.00%) per annum.

          b. No payment of principal or interest shall be due and payable until the Due Date, at which time all unpaid accrued interest and the principal balance of this Note shall be due and payable.

          c. In the event that all unpaid accrued interest and the principal balance of this Note shall be due and payable as a result of the Termination of Employment of Employee. Borrower irrevocably consents and acknowledges that Lender shall, at its election, be entitled to deduct from sums due Employee from Lender (including, without limitation, salary, bonus, incentive, 401(k) and refunds

PROMISSORY NOTE                                                          Page 3
David A. Shrigley and Anita R. Shrigley                       November 26, 1996


                    from the Bay Networks Employee Stock Purchase Plan and termination pay) such sums as are necessary to repay this
                    Note in full or in part. No such deduction by Lender shall operate to discharge any remaining unpaid amount due under this Promissory Note.

          d. All payments shall be applied first against accrued interests, and then against principal.

          e. All payments required or permitted under the terms of this Note shall be made to Lender. Attention: Treasurer, at Lender's principal place of business.

3. Prepayment. Borrower may prepay all or part of this Note without penalty, fee or acceleration of the due date of this Note.

4. Security. This Note shall be secured by a Deed of Trust on the Borrower's Principal Residence which is identified in said Deed of Trust or Mortgage and which is attached hereto as EXHIBIT A.

5. Acceleration of Due Date. The entire unpaid principal balance of this Note and accrued interest thereon, shall, at the election of Lender, become immediately due and payable upon the occurrence of any of the following, irrespective of the Due Date as otherwise defined in this
          Note:

          a. Any failure on the part of the Borrower to make any payment when due;

          b. Any failure on the part of the Borrower (i) to perform or observe any of its obligations under the Deed of Trust securing this Note, and (ii) to commence and proceed diligently to cure such default within fifteen (15) days after the written notice thereof is given by Lender, or
                    (iii) in any event to cure such default within thirty (30) days after the date on which such notice is given;

          c. The destruction or condemnation of the real property subject to the Deed of Trust or Mortgage or any material portion thereof.

6. Collection Costs Borne by Borrower. In the event of any failure on the part of the Borrower to make any payment when the same is due, Lender shall be entitled to recover from Borrower all costs of effecting collection of the same, including reasonable attorneys' fees and all costs of collection. After the date any payment is due, unpaid principal and interest subject to collection shall bear interest compounded monthly at the Applicable Federal Rate.

7. Purpose of Loan/Certification of Employee. This loan is being made by Lender to Borrower pursuant to an offer of employment to Employee, solely in order to repay a loan secured by the Principal Residence and payable by Borrower to

PROMISSORY NOTE                                                          Page 4
David A. Shrigley and Anita R. Shrigley                       November 26, 1996


          Employee's prior employer. Borrower hereby certifies that the proceeds of this loan shall be used only for such purpose. Employee further certifies that Employee reasonably expects to be entitled to and will itemize deductions for each year during which this loan is outstanding.

8. Governing Law. The Note shall be enforced in accordance with the laws of the State of California and shall be construed in accordance therewith.

9. Successors. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, heirs, administrators, successors and assigns, except as otherwise provided herein.

10. No Assignment. In no event shall the benefits provided by this Note be transferred or assigned by Borrower.

11. Signatures. Borrower has set its band to this Note, intending to be legally bound, effective as of the Date first set forth above.


    /s/  DAVID A. SHRIGLEY                         /s/  ANITA R. SHRIGLEY
---------------------------------            ---------------------------------
       David A. Shrigley                              Anita R. Shrigley



                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA           )
                              )   ss
COUNTY OF SANTA CLARA         )

On______________________,1997 before me, _____________________________personally appeared DAVID A. SHRIGLEY AND ANITA R. SHRIGLEY, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument each such person(s), or the entity on behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



SIGNATURE
         --------------------------------- (SEAL)